UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington , D.C. 20549

FORM8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 16, 2020

TEXAS REPUBLIC CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-55621	45-5311713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Ste A120 Austin, Texas 78738
(Address, including zip code, of principal executive offices)

(512) 330-0099

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par	-	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(b) On October 16, 2020, Thomas F. Kopetic was terminated from his position as Chief Financial Officer of Texas Republic Capital Corporation (the “Company”).

(c) On October 19, 2020, Shane S. Mitchell, age 35, was appointed as Chief Financial Officer of the Company. Mr. Mitchell, a CPA and CFA, possesses over twelve years of experience in the insurance industry. Immediately prior to joining the Company Mr. Mitchell was the Controller at a company based out of Dallas, Texas in the insurance industry. Prior to that Mr. Mitchell was the Treasurer and a Corporate Officer at Investors Heritage Life Insurance Company a Frankfort, Kentucky Life insurer. As Chief Financial Officer, Mr. Mitchell is the principal accounting officer of the Company.

There is no family relationship between Mr. Mitchell and any of the directors or other executive officers of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 , the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REPUBLIC CAPITAL CORPORATION

Date: October 21, 2020	/s/ Timothy R. Miller
Timothy R. Miller, President